Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated October 20, 2025

Pricing Supplement No. [ ] dated [ ], 2025

(To WFS Product Supplement No. 6 dated February 14, 2025,

Prospectus Supplement dated February 14, 2025

and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Linked Notes

Market Linked Notes—Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

▪
Linked to the lowest performing of the common stock of Netflix, Inc., the Class A common stock of Alphabet Inc., the common stock of Microsoft Corporation, the common stock of NVIDIA Corporation and the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.) (each referred to as an “underlying stock”)
▪
Unlike ordinary debt securities, the notes do not pay interest and are subject to potential automatic call upon the terms described below. Whether the notes are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount to be paid at maturity, will depend, in each case, on the performance of the lowest performing underlying stock on the call date or the calculation day, as applicable. The lowest performing underlying stock on the call date or calculation day is the underlying stock that has the lowest underlying stock return on that day.
▪
Automatic Call. If the stock closing price of the lowest performing underlying stock on the call date is greater than or equal to its starting price, the notes will be automatically called for the face amount plus a call premium of at least 15.60% of the face amount (to be determined on the pricing date).

▪
Maturity Payment Amount. If the notes are not automatically called, you will receive a maturity payment amount that may be greater than or equal to the face amount of the notes, depending on the performance of the lowest performing underlying stock on the calculation day from its starting price to its ending price. The maturity payment amount will reflect the following terms:
▪
If the stock closing price of the lowest performing underlying stock on the calculation day increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the stock closing price of the lowest performing underlying stock on the calculation day from its starting price
▪
If the stock closing price of the lowest performing underlying stock on the calculation day remains flat or decreases, you will receive the face amount, but you will not receive any positive return on your investment
▪
If the notes are automatically called, the positive return on the notes will be limited to the call premium, even if the stock closing price of the lowest performing underlying stock on the call date significantly exceeds its starting price. If the notes are automatically called, you will not have the opportunity to participate in any appreciation of any underlying stock at the upside participation rate.
▪
Your return on the notes will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on the call date or calculation day, as applicable. You will not benefit in any way from the performance of the better performing underlying stocks. Therefore, you will be adversely affected if any underlying stock performs poorly, even if the other underlying stocks perform favorably
▪
All payments on the notes are subject to credit risk, and you will have no ability to pursue any underlying stock issuer for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment
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No periodic interest payments or dividends
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No exchange listing; designed to be held to maturity

The estimated value of your notes at the time the terms of your notes are set on the pricing date is expected to be between $900 and $930 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your notes, if it makes a market in the notes, see page PS-9.

The notes have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-9.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Note	$1,000.00	up to $30.75	$969.25
Total
(1)
See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-30.
(2)
In addition to the 3.075%, GS&Co. may pay to selected securities dealers a fee of up to 0.30% of the face amount in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Terms of the Notes
Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The common stock of Netflix, Inc. (current Bloomberg ticker: “NFLX UW”), the Class A common stock of Alphabet Inc. (current Bloomberg ticker: “GOOGL UW”), the common stock of Microsoft Corporation (current Bloomberg ticker: “MSFT UW”), the common stock of NVIDIA Corporation (current Bloomberg ticker: “NVDA UW”) and the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.) (current Bloomberg ticker: “META UW”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”).

Pricing Date*:	October 22, 2025.
Original Issue Date*:	October 27, 2025.
Original Offering Price:	$1,000 per note.
Face Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.

Automatic Call:

If the stock closing price of the lowest performing underlying stock on the call date is greater than or equal to its starting price, the notes will be automatically called, and on the call settlement date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000 plus the call premium.

If the notes are automatically called, the positive return on the notes will be limited to the call premium, even if the stock closing price of the lowest performing underlying stock on the call date significantly exceeds its starting price. If the notes are automatically called, you will not have the opportunity to participate in any appreciation of any underlying stock at the upside participation rate.

If the notes are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the notes after the call settlement date. You will not receive any notice from us if the notes are automatically called.

Maturity Payment Amount:

If the notes are not automatically called on the call date, on the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

•
if the ending price of the lowest performing underlying stock on the calculation day is greater than its starting price: $1,000 plus:

$1,000 × underlying stock return of the lowest performing underlying stock on the calculation day × upside participation rate; or

•
if the ending price of the lowest performing underlying stock on the calculation day is less than or equal to its starting price: $1,000

If the notes are not automatically called and the ending price of the lowest performing underlying stock on the calculation day is less than its starting price, you will not receive any positive return on the notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Starting Price:

With respect to the common stock of Netflix, Inc.: $ , its stock closing price on the pricing date.

With respect to the Class A common stock of Alphabet Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Microsoft Corporation: $ , its stock closing price on the pricing date.

With respect to the common stock of NVIDIA Corporation: $ , its stock closing price on the pricing date.

With respect to the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.): $ , its stock closing price on the pricing date.

Stock Closing Price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” of an underlying stock will be its stock closing price on the calculation day.
Upside Participation Rate:	100.00%.
Lowest Performing Underlying Stock:	For the call date or the calculation day, the “lowest performing underlying stock” will be the underlying stock with the lowest underlying stock return on that day.
Underlying Stock Return:

For the call date or the calculation day, the “underlying stock return” with respect to an underlying stock is the percentage change from its starting price to its stock closing price on that day, measured as follows:

stock closing price on such day – starting price

starting price

Call Date*:	October 27, 2026, subject to postponement.
Call Premium:	At least 15.60% of the face amount (at least $156.00 per note) (to be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Calculation Day*:	October 22, 2029, subject to postponement.
Stated Maturity Date*:	October 25, 2029, subject to postponement. The notes are not subject to repayment at the option of any holder of the notes prior to the stated maturity date.

* To the extent that we make any change to the expected pricing date or expected original issue date, the call date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Market Disruption Events and Postponement Provisions:

The call date and the calculation day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date and the stated maturity date will be postponed if the call date or the calculation day, as applicable, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the calculation day, the call settlement date and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day” and the call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock —Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058QMX4

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Additional Information About the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with WFS product supplement no. 6 dated February 14, 2025, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•
WFS Product Supplement No. 6 dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000095017025021511/wfs_pp_gs_2025_shelf.htm

•
Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

•
Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $900 and $930 per $1,000 face amount, which is less than the original offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:

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seek the potential for a fixed return if each underlying stock is greater than or equal to its starting price on the call date in lieu of full participation in any potential appreciation of the lowest performing underlying stock on the calculation day;
▪
if the notes are not automatically called prior to maturity, seek exposure to any upside performance of the lowest performing underlying stock, if any, without exposure to any decline in the lowest performing underlying stock, by:
▪
participating 100% in the percentage increase, if any, in the price of the lowest performing underlying stock from its starting price to its ending price on the calculation day; and
▪
providing for the repayment of the face amount at maturity regardless of the performance of the lowest performing underlying stock;
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are willing to accept the risk that, if the stock closing price of the lowest performing underlying stock is less than its starting price on the call date and on the calculation day, they will not receive any positive return on their investment in the notes;
▪
understand that the notes may be automatically called prior to stated maturity and that the term of the notes may be reduced;
▪
understand that the return on the notes will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on the call date or the calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;
▪
understand that the notes are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;
▪
are willing to forgo interest payments on the notes and dividends on the underlying stocks; and
▪
are willing to hold the notes until maturity.

The notes may not be an appropriate investment for investors who:

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seek a liquid investment or are unable or unwilling to hold the notes to maturity;
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seek certainty of receiving a positive return on their investment;
▪
believe that the stock closing price of the lowest performing underlying stock will be less than its starting price on the call date and on the calculation day;
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seek a note with a fixed term;
▪
are unwilling to accept the risk that, if the stock closing price of the lowest performing underlying stock is less than its starting price on the call date and the calculation day, they will not receive any positive return on their investment in the notes;
▪
are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪
seek current income;
▪
seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;
▪
are unwilling to accept the risk of exposure to the underlying stocks;
▪
seek exposure to the underlying stocks but are unwilling to accept the risk/return trade-offs inherent in the terms of the notes;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underlying stocks generally, or to the exposure to the underlying stocks that the notes provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the notes. For more information about the underlying stocks, please see the sections titled “Netflix, Inc.,” “Alphabet Inc.,” “Microsoft Corporation,” “NVIDIA Corporation” and “Meta Platforms, Inc. (formerly Facebook, Inc.)” below.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Determining Timing and Amount of Payment on the Notes

Whether the notes are automatically called on the call date for the call premium will each be determined based on the stock closing price of the lowest performing underlying stock on the call date as follows:

If the notes have not been automatically called, then on the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Selected Risk Considerations

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 6. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 6. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlying stocks. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Notes.

The original offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group,

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the notes. See “Risk Factors — Your Notes May Not Have an Active Trading Market” in the accompanying product supplement.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the notes will be based on the performance of each underlying stock, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Call Premium You Will Receive on the Call Settlement Date If Your Notes Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Notes Are Not Automatically Called is Not Linked to the Stock Closing Price of the Underlying Stocks at Any Time Other Than on the Call Date or the Calculation Day, as the Case May Be.

Your notes will not be automatically called, and you will not receive the call premium on the call settlement date, unless the stock closing price of the lowest performing underlying stock on the call date is greater than or equal to its starting price. Therefore, the stock closing prices of the underlying stocks on dates other than the call date will have no effect on whether your notes are automatically called. In addition, if your notes are not automatically called, the maturity payment amount you will receive on the stated maturity date will be based on the stock closing price of the lowest performing underlying stock on the calculation day. Therefore, if the stock closing price of an underlying stock dropped precipitously on the calculation day, the maturity payment amount for your notes may be significantly less than it would have been had the maturity payment amount been linked to the stock closing prices of the underlying stocks prior to such drop. Although the actual stock closing prices of the underlying stocks on the call settlement date, the stated maturity date or at other times during the life of your notes may be higher than the stock closing prices of the underlying stocks on the call date or the calculation day, you will not benefit from the stock closing prices of the underlying stocks at any time other than on the call date or the calculation day.

You May Receive Only the Face Amount of Your Notes at Maturity.

Assuming your notes are not automatically called, if the ending price of the lowest performing underlying stock is less than its starting price, the maturity payment amount will be limited to the face amount.

The overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

Also, the market price of your notes prior to the call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Because the Notes Are Linked to the Performance of the Lowest Performing Underlying Stock, You Have a Greater Risk of Receiving No Positive Return on Your Investment Than If the Notes Were Linked to Just One Underlying Stock.

The risk that you will receive no positive return on your investment is greater if you invest in the notes as opposed to substantially similar notes that are linked to the performance of just one underlying stock. With multiple underlying stocks, it is more likely that at least one underlying stock will close below its starting price on the call date or the calculation day, than if the notes were linked to only one underlying stock. Therefore, it is more likely that you will not receive a positive return on your investment.

Movements in the prices of the underlying stocks may be correlated or uncorrelated at different times during the term of the notes and, if there is correlation, such correlation may be positive (the underlying stocks move in the same direction) or negative (the underlying stocks move in reverse directions). You should not take the historical correlation (or lack thereof) of the underlying stocks as an indication of the future correlation, if any, of the underlying stocks. Such correlation could have an adverse effect on your return on the notes. For example, if the underlying stocks are negatively correlated on the call date or the calculation day, as applicable, and the price of one underlying stock increases, it is likely that the other underlying stocks will decrease and such decrease could cause one or more of the underlying stocks to close below its starting price on the call date or the calculation day. As discussed below in “A Higher Call Premium and/or a Lower Stock Closing Price at or Above Which the Notes Will Be Automatically Called May Reflect Greater Expected Volatility of the Underlying Stocks, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying Stocks”, a higher call premium and lower closing price at or above which the notes will be automatically called indicate a greater potential that you will receive no positive return on your investment at maturity, which are risks generally associated with underlying stocks that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the notes are set and the performance of the notes.

A Higher Call Premium and/or a Lower Stock Closing Price at or Above Which the Notes Will Be Automatically Called May Reflect Greater Expected Volatility of the Underlying Stocks, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying Stocks.

The economic terms for the notes, including the call premium and the stock closing prices of the underlying stocks on the call date at or above which the notes will be automatically called, are based, in part, on the expected volatility of each underlying stock at the time the terms of the notes are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underlying stocks.

Higher expected volatility with respect to each underlying stock as of the pricing date generally indicates a greater expectation as of that date that (i) the stock closing price of one or more of the underlying stocks on the call date will be less than its starting price, in which case your notes will not be automatically called and you will not receive the call premium, or (ii) the ending price of the lowest performing underlying stock could ultimately be less than its starting price on the calculation day, which would result in no positive return on your investment in the notes. At the time the terms of the notes are set, higher expected volatility will generally be reflected in a higher call premium and/or lower stock closing prices of the underlying stocks at or above which the notes will be automatically called, as compared to otherwise comparable notes issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the notes prior to maturity) but with one or more different underlying stocks. However, there is no guarantee that a higher call premium set for your notes on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of your notes not being automatically called or of receiving no positive return on your investment in the notes.

A relatively higher call premium (as compared to otherwise comparable notes), which would increase the positive return if the stock closing price of each underlying stock is greater than or equal to its starting price on the call date, or a relatively lower stock closing price of the underlying stocks at or above which the notes will be automatically called, may generally indicate an increased risk that your notes will not be automatically called on the call settlement date.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

You should not take the historical volatility of any underlying stock as an indication of its future volatility. You should be willing to accept the downside market risk of each underlying stock and the potential to not receive a positive return on your investment in the notes.

The Amount You Will Receive on the Call Settlement Date Will Be Capped Due to the Call Premium.

Regardless of the stock closing prices of the underlying stocks on the call date, the amount in cash you may receive on the call settlement date is capped. Even if the stock closing price of the lowest performing underlying stock on the call date exceeds its starting price, causing the notes to be automatically called, the amount in cash payable on the call settlement date will be capped, and you will not benefit from the increases in the stock closing price of the underlying stocks above their starting prices on the call date. If your notes are automatically called on the call date, the maximum payment you will receive for each $1,000 face amount of your notes will be at least $1,156.00.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlying Stock.

If the notes are not automatically called, the maturity payment amount will be based on the lowest performing underlying stock without regard to the performances of the other underlying stocks. As a result, you would receive no return on your initial investment if the ending price of the lowest performing underlying stock on the calculation day is less than its starting price, even if there is an increase in the prices of the other underlying stocks. This could be the case even if the other underlying stocks increased by an amount greater than the decrease in the lowest performing underlying stock.

Your Notes Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your notes on the call settlement date if the stock closing price of the lowest performing underlying stock on the call date is greater than or equal to its starting price. Therefore, the term for your notes may be reduced. You may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Notes Do Not Bear Interest.

You will not receive any interest payments on your notes. As a result, even if the maturity payment amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your notes, including:

●
the prices of the underlying stocks;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the underlying stocks;
●
the correlation among the underlying stocks — i.e., the extent to which the prices of the underlying stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlying stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlying stocks are a part, and which may affect the prices of the underlying stocks;
●
interest rates and yield rates in the market;

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

●
the time remaining until your notes mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market-making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes or less than you would have received had you held your notes to maturity.

You cannot predict the future prices of the underlying stocks based on their historical fluctuations. The actual prices of the underlying stocks over the life of the notes may bear little or no relation to the historical closing prices of the underlying stocks or to the hypothetical examples shown elsewhere in this pricing supplement.

We Will Not Hold Shares of the Underlying Stocks for Your Benefit.

The indenture governing your note does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stocks for your benefit in order to enable you to exchange your note for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Rights to Receive Any Underlying Stock.

Investing in your notes will not make you a holder of any of the underlying stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underlying stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stocks or any other rights of a holder of any shares of the underlying stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the underlying stocks.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you generally will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange,

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029 redemption or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of U.S. Federal Income Tax Consequences” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting price. The hypothetical starting price of $100.00 for each underlying stock has been chosen for illustrative purposes only and does not represent the actual starting price for any underlying stock. The actual starting price for each underlying stock will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the notes. The performance of the better performing underlying stocks are not relevant to your return on the notes.

Upside Participation Rate:	100.00%
Hypothetical Call Premium:	15.60% of the face amount or $156.00 per note (the lowest possible call premium that may be determined on the pricing date)
Hypothetical Starting Price:	For each underlying stock, $100.00

Hypothetical Payout Profile

Security return at maturity
Lowest performing underlier return
Call Date 1 (Call Premium: 15.6%)
Security return
100
80
60
40
20
0
-20
-40
-60
-80
-100
0.00%
0.00%
-100
-75
-50
-25
0
25
50
75
100
Hypothetical return of the lowest performing underlier

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Hypothetical Returns

If the notes are automatically called:

If your notes are automatically called on the call date (i.e., on the call date the stock closing price of the lowest performing underlying stock is greater than or equal to its starting price), on the call settlement date you will receive the face amount of your notes plus the call premium, resulting in a hypothetical pre-tax total rate of return of 15.60%.

If the notes are not automatically called:

If your notes are not automatically called on the call date (i.e., on the call date the stock closing price of the lowest performing underlying stock is less than its starting price), on the stated maturity date you will receive the maturity payment amount, as illustrated in the table below.

Hypothetical ending price of the lowest performing underlying stock on the calculation day	Hypothetical underlying stock return of the lowest performing underlying stock on the calculation day (1)	Hypothetical maturity payment amount per note	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$2,000.00	100.00%
$175.00	75.00%	$1,750.00	75.00%
$150.00	50.00%	$1,500.00	50.00%
$125.00	25.00%	$1,250.00	25.00%
$110.00	10.00%	$1,100.00	10.00%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$75.00	-25.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$25.00	-75.00%	$1,000.00	0.00%
$0.00	-100.00%	$1,000.00	0.00%

(1)
The underlying stock return of the lowest performing underlying stock is equal to the percentage change from its starting price to its ending price on the calculation day (i.e., the ending price of the lowest performing underlying stock on the calculation day minus its starting price, divided by its starting price).
(2)
The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per note to the face amount of $1,000.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The stock closing price of the lowest performing underlying stock on the call date is greater than its starting price, and the notes are automatically called on the call date:

	Common Stock of Netflix, Inc.	Class A Common Stock of Alphabet Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation	Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.)
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$165.00	$160.00	$165.00	$170.00	$175.00
Hypothetical underlying stock return on the call date (stock closing price on the call date – starting price)/starting price:	65.00%	60.00%	65.00%	70.00%	75.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the call date.

In this example, the Class A common stock of Alphabet Inc. has the lowest underlying stock return and is, therefore, the lowest performing underlying stock on the call date.

Step 2: Determine whether the notes will be automatically called on the call date.

Because the hypothetical stock closing price of the lowest performing underlying stock on the call date is greater than its hypothetical starting price, the notes are automatically called on the call date and you will receive on the call settlement date the face amount of your notes plus a call premium of 15.60% of the face amount. Even though the lowest performing underlying stock appreciated by 60.00% from its starting price to its stock closing price on the call date in this example, your return is limited to the call premium of 15.60%.

On the call settlement date, you would receive $1,156.00 per note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Example 2. The notes are not automatically called. The ending price of the lowest performing underlying stock on the calculation day is greater than its starting price and the maturity payment amount is greater than the face amount:

	Common Stock of Netflix, Inc.	Class A Common Stock of Alphabet Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation	Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.)
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$80.00	$75.00	$85.00	$80.00	$85.00
Hypothetical ending price:	$125.00	$120.00	$115.00	$110.00	$130.00
Hypothetical underlying stock return on the calculation day (ending price – starting price)/starting price:	25.00%	20.00%	15.00%	10.00%	30.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the calculation day.

In this example, the common stock of NVIDIA Corporation has the lowest underlying stock return and is, therefore, the lowest performing underlying stock on the calculation day.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing underlying stock on the calculation day.

Because the hypothetical stock closing price of the lowest performing underlying stock on the call date is less than its hypothetical starting price, the notes are not automatically called. Because the hypothetical ending price of the lowest performing underlying stock on the calculation day is greater than its hypothetical starting price, the maturity payment amount per note would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × underlying stock return of the lowest performing underlying stock on the calculation day × upside participation rate

$1,000 × 10.00% × 100.00%

= $100.00

On the stated maturity date, you would receive $1,100.00 per note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Example 3. The notes are not automatically called. The ending price of the lowest performing underlying stock on the calculation day is less than its starting price and the maturity payment amount is equal to the face amount:

	Common Stock of Netflix, Inc.	Class A Common Stock of Alphabet Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation	Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.)
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$75.00	$85.00	$80.00	$70.00
Hypothetical ending price:	$85.00	$95.00	$90.00	$90.00	$80.00
Hypothetical underlying stock return on the calculation day (ending price – starting price)/starting price:	-15.00%	-5.00%	-10.00%	-10.00%	-20.00%

Step 1: Determine which underlying stock is the lowest performing underlying stock on the calculation day.

In this example, the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.) has the lowest underlying stock return and is, therefore, the lowest performing underlying stock on the calculation day.

Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing underlying stock on the calculation day.

Because the hypothetical stock closing price of the lowest performing underlying stock on the call date is less than its hypothetical starting price, the notes are not automatically called. Because the hypothetical ending price of the lowest performing underlying stock on the calculation day is less than its hypothetical starting price, the maturity payment amount per note would equal the face amount.

On the stated maturity date, you would receive $1,000.00 per note.

This example illustrates that the notes provide for the repayment of the face amount at maturity even in scenarios in which the price of the lowest performing underlying stock declines significantly from its starting price (subject to issuer and guarantor credit risk).

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Information About the Underlying Stocks

Where Information About the Underlying Stock Issuers Can Be Obtained

The underlying stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuers with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the underlying stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuers with the SEC.

We Obtained the Information About the Underlying Stock Issuers From the Underlying Stock Issuers’ Public Filings

This pricing supplement relates only to your note and does not relate to the underlying stocks or other securities of the underlying stock issuers. We have derived all information about the underlying stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement - including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stocks - have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuers could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuers, including making loans to or equity investments in the underlying stock issuers or providing advisory services to the underlying stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuers and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuers. As an investor in a note, you should undertake such independent investigation of the underlying stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Netflix, Inc.

According to publicly available information, Netflix, Inc. is an entertainment services company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35727.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2020 through October 16, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Netflix, Inc.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Alphabet Inc.

According to publicly available information, Alphabet Inc. is a collection of businesses — the largest of which is Google. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37580.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2020 through October 16, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for Alphabet Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on July 15, 2022.

Historical Performance of Alphabet Inc. – Class A

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Microsoft Corporation

According to publicly available information, Microsoft Corporation is a technology company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37845.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2020 through October 16, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Microsoft Corporation

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 000-23985.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2020 through October 16, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for NVIDIA Corporation in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on July 20, 2021 and a 10-for-1 stock split that became effective before the market open on June 10, 2024.

Historical Performance of NVIDIA Corporation

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Meta Platforms, Inc. (formerly Facebook, Inc.)

According to publicly available information, Meta Platforms, Inc. (formerly Facebook, Inc.) builds products that enable people to connect and share with friends and family through mobile devices, personal computers, virtual reality and mixed reality headsets, augmented reality, and wearables. On June 9, 2022, Meta Platforms, Inc. began trading under the ticker symbol “META” on the Nasdaq Global Select Market. Prior to June 9, 2022, Meta Platforms, Inc. traded under the ticker symbol “FB”. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35551.

Historical Information

The closing price of the underlying stock has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2020 through October 16, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Meta Platforms, Inc. (formerly Facebook, Inc.)

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your notes holdings;
•
a bank;
•
a life insurance company;
•
a tax exempt organization;
•
a partnership;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a person that owns a note as a hedge or that is hedged against interest rate risks;
•
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— Non-United States Holders” below.

Your notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029 respect of your notes over their term based on the comparable yield for the notes, even though you generally will not receive any payments from us until maturity.

It is not entirely clear how, under the rules governing contingent payment debt instruments, the maturity date for debt instruments (such as your notes) that provide for the possibility of early redemption should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date.

We have determined that the comparable yield for the notes is equal to % per annum, compounded semi-annually with a projected payment at maturity of $ based on an investment of $1,000.

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period through December 31, 2025
January 1, 2026 through December 31, 2026
January 1, 2027 through December 31, 2027
January 1, 2028 through December 31, 2028
January 1, 2029 through

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029 year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●
a nonresident alien individual;
●
a foreign corporation; or
●
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stock during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we, or the applicable withholding agent, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029 regulations). We have determined that, as of the original issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of Microsoft Corporation, the Common Stock of NVIDIA Corporation and the Class A Common Stock of Meta Platforms, Inc. (formerly Facebook, Inc.) due October 25, 2029

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-38 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the notes. WFS will receive the underwriting discount of up to 3.075% of the aggregate face amount of the notes sold (up to $30.75 per $1,000 face amount of notes). The agent may resell the notes to Wells Fargo Advisors (“WFA”) at the original offering price of the notes less a concession of 2.00% of the aggregate face amount of the notes ($20.00 per $1,000 face amount of notes). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a note WFA sells ($0.75 per $1,000 face amount of notes). In addition, in respect of certain notes sold in this offering, GS&Co. may pay a fee of up to 0.30% of the aggregate face amount of the notes sold (up to $3.00 per $1,000 face amount of notes) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the notes against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the notes. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.